As filed with the Securities and Exchange Commission on March 29, 2019
Registration No. 333-202975

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________________________________________
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
(Exact Name of Registrant as Specified in Its Charter)
_______________________________________________________

Maryland	18191 Von Karman Avenue, Suite 300 Irvine, California 92612 (949) 270-9200	46-1749436
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

_______________________________________________________

Jeffrey T. Hanson
Chief Executive Officer and Chairman of the Board of Directors
Griffin-American Healthcare REIT III, Inc.
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(949) 270-9200
(949) 474-0442 (Facsimile)
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
_______________________________________________________
Copies to:
Lauren Burnham Prevost, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
_______________________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES OF COMMON STOCK

On March 25, 2015, Griffin-American Healthcare REIT III, Inc. (the “Registrant”) filed a registration statement for its shares of common stock on Form S-3 (Commission File No. 333-202975) (the “Registration Statement”), which was automatically effective with the Securities and Exchange Commission upon filing, pursuant to which the Registrant registered $250,000,000 of shares pursuant to the Registrant’s distribution reinvestment plan.

The Company’s board of directors approved the termination of the offering of shares pursuant to the Registration Statement and the deregistration of all unsold shares. As of the close of business on March 29, 2019, the Registrant had sold $245,396,000 of shares of common stock pursuant to the Registration Statement. The Registrant terminated the offering of shares pursuant to the Registration Statement on March 29, 2019 and hereby files this Post-Effective Amendment No. 1 to deregister the remaining $4,604,000 of unsold shares as of the close of business on March 29, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, this 29th day of March, 2019.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
By:	/s/ JEFFREY T. HANSON
Jeffrey T. Hanson Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY T. HANSON	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 29, 2019
Jeffrey T. Hanson

/s/ BRIAN S. PEAY	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 29, 2019
Brian S. Peay

*	Director	March 29, 2019
Danny Prosky

*	Director	March 29, 2019
Harold H. Greene

*	Director	March 29, 2019
Gerald W. Robinson

*	Director	March 29, 2019
J. Grayson Sanders

* /s/ JEFFREY T. HANSON
Jeffrey T. Hanson, as attorney-in-fact